Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Fortinet, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated February 27, 2015, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

July 29, 2015